UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2006, Digital Music Group, Inc. (“DMGI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among DMGI, Longtail Acquisition Corp., a California corporation and wholly owned subsidiary of DMGI (“Merger Sub”), Digital Rights Agency LLC, a California limited liability company (“DRA”), Tuhin Roy and Rapfogel Partners Ltd., a Texas limited partnership (each a “Substantial Member”), and completed the acquisition of all of the outstanding units of membership interest of DRA by way of merger of Merger Sub into DRA, with DRA surviving as a California corporation and renamed Digital Rights Agency, Inc. Digital Rights Agency, Inc. is a wholly owned subsidiary of DMGI.

DMGI paid an aggregate of $3,200,000 in cash (from available cash and cash equivalents), issued an aggregate of 420,000 shares of DMGI common stock (the “Purchase Shares”) to the members of DRA and issued a Warrant to Tuhin Roy to purchase an aggregate of 150,000 shares of DMGI common stock (the “Warrant”) with an exercise price of $5.57 per share, exercisable with respect to 75,000 shares on September 8, 2007 and an additional 3,125 shares each month thereafter until September 8, 2009.

The Merger Agreement provides for indemnification by the Substantial Members for, among other things, breaches of representations and warranties and covenants for any loss incurred by DMGI for a period of 12 months following September 8, 2006 (subject to a longer period for certain matters). Subject to certain exceptions, the maximum liability of the Substantial Members for indemnification is 60% of the cash and all of the shares of DMGI common stock received at closing by the Substantial Members.

The Purchase Shares and Warrant were issued in a private placement under the Securities Act of 1933 as, amended, and are subject to restrictions on resale thereunder. In addition, a substantial majority of the Purchase Shares, including all of those issued to Tuhin Roy, are subject to contractual restrictions on resale, short selling and other forms of hedging for varying terms ranging from one to two years following September 8, 2006.

DMGI is obligated to pay up to $1,155,000 in cash and 87,000 shares of DMGI common stock in additional consideration to the members of DRA prior to closing if certain financial targets are achieved through December 31, 2007. Any such additional consideration is required to be paid by DMGI within ten business days of DMGI filing its Annual Report on Form 10-K with the Securities and Exchange Commission for the 2007 fiscal year. Any such future shares will be issued in a private placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 and will be subject to restrictions on resale thereunder.

In connection with the merger, DMGI’s Compensation Committee has approved the issuance of an aggregate of 50,000 options under its Amended and Restated 2005 Stock Plan to ten individual employees of DRA assumed in the merger. The Substantial Members entered into non-competition and non-solicitation agreements with DMGI, which prohibit such persons from competing with DMGI, or soliciting their employees, for a period of three years following September 8, 2006.

The foregoing description of the Merger Agreement and Warrant do not purport to be a complete description of the Merger Agreement and Warrant and are qualified in their entirety by reference to the text of the Merger Agreement and Warrant, which are filed as Exhibit 2.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

A copy of DMGI’s press release, dated September 11, 2006, which announced the Merger Agreement and acquisition of DRA (the “Merger Press Release”), is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth below under Item 5.02 relating to the Employment Agreement, entered into as an integral part of the Merger, is also responsive to this Item and is hereby incorporated by reference into this Item 1.01.

In connection with the approval of the Employment Agreement with Tuhin Roy, described below, DMGI’s Compensation Committee approved the amendment of the employment agreements of DMGI’s then current executive officers, Mitchell Koulouris (President and Chief Executive Officer), Karen Davis (Chief Financial Officer and Corporate Secretary) and Anders Brown (Chief Operating Officer) to conform the provisions regarding severance payments thereunder for termination “without cause” or for “good reason,” both as defined in such employment agreements, to those contained in the Employment Agreement. Such amendments removed any adjustment to such severance amounts in the event any such employee officer secured other employment during the applicable payment period.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required by this Item is contained in Item 1.01 herein, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item with respect to the Purchase Shares and the Warrant is contained in Item 1.01 herein, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 7, 2006, DMGI’s Board of Directors increased its size to eight directors and appointed Tuhin Roy as a director and elected him as Chief Strategy Officer of DMGI and President of its wholly owned subsidiary, Digital Rights Agency, Inc., all conditional and effective upon the closing of the acquisition of DRA pursuant to the Merger Agreement. Since founding DRA in March 2003 until its acquisition by DMGI on September 8, 2006, Mr. Roy, age 38, served as DRA’s Managing Director. From 2002 to 2003, Mr. Roy founded and managed Digital Media Strategy Group, a consulting practice advising independent record labels and digital media companies on licensing matters. From 2000 to 2002, Mr. Roy served in various capacities, including Executive Vice President of Strategic Development, with Echo Networks, a digital music company acquired in 2002 by a consortium of major retailers. During this period, he also served as a board member of the Digital Media Association, a Washington, DC-based association representing the interests of its digital media company members. From 1999-2000, Mr. Roy practiced corporate law in the Menlo Park office of Perkins Coie LLP. Earlier in his business career, Mr. Roy worked in producing and publishing music recordings, including several charted Billboard singles. Mr. Roy has a BA degree from The University of California Berkeley and a JD degree from The University of California Hastings College of the Law.

On September 8, 2006, DMGI entered into a two-year employment agreement with Mr. Roy (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Roy’s employment will be at-will and the employment may be terminated at any time, with or without cause, by either Mr. Roy or DMGI. Mr. Roy will receive an initial annual base salary of $130,000. Mr. Roy also will receive certain other employee benefits available generally to all employees or specifically to executives of DMGI, including participation in DMGI’s management incentive bonus plan beginning in 2007. Under the terms of the Employment Agreement, if Mr. Roy is terminated by DMGI “without cause” or if he terminates his employment for “good reason,” both as defined in the Employment Agreement, he will be entitled to (i) continued payment of his then base salary and provision of benefits for a period of one year; (ii) a pro rata share of any annual incentive bonus that he would have otherwise been eligible to receive; and (iii) provision or payment by DMGI of continuation benefits for one year. The Employment Agreement includes provisions that prohibit Mr. Roy from disclosing DMGI confidential information and trade secrets, assigns all intellectual property developed by her in the course of employment to DMGI and prohibits him from soliciting DMGI’s employees during the term of the agreement and for a period of one year following termination of employment.

In connection with the appointment of Mr. Roy as director and election as Chief Strategy Officer, DMGI and President of Digital Rights Agency, Inc., Mr. Roy entered into DMGI’s standard form of indemnification agreement for directors and officers of the Company on September 8, 2006, which generally requires the Company to indemnify and to advance expenses to Mr. Roy to the maximum extent that Delaware law permits a Delaware corporation to indemnify and to advance expenses to a director and officer of the corporation. A copy of the form of indemnification agreement for directors and officers has been previously filed by DMGI with the Securities and Exchange Commission.

The Merger Press Release attached hereto as Exhibit 99.1 includes the announcement of Mr. Roy’s appointment to the Board of Directors of DMGI and election as its Chief Strategy Officer and President of Digital Rights Agency, Inc., and is hereby incorporated by reference into this Item 5.02.

(d) The information required by this paragraph of Item 5.02 with respect to the appointment of Tuhin Roy as a director is contained in paragraph (c) hereof, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of September 8, 2006, by and among Digital Music Group, Inc., Longtail Acquisition Corp., Digital Rights Agency LLC, Tuhin Roy and Rapfogel Partners Ltd.

4.1	Warrant to Purchase Common Stock dated as of September 8, 2006 by and between Digital Music Group, Inc. and Tuhin Roy.

99.l	Press release dated September 11, 2006 by Digital Music Group, Inc.

The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. DMGI agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: September 11, 2006	By:	/s/ KAREN B. DAVIS
	Name:	Karen B. Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Agreement and Plan of Merger dated as of September 8, 2006, by and among Digital Music Group, Inc., Longtail Acquisition Corp., Digital Rights Agency LLC, Tuhin Roy and Rapfogel Partners Ltd.

4.1	Warrant to Purchase Common Stock dated as of September 8, 2006 by and between Digital Music Group, Inc. and Tuhin Roy.

99.1	Press release dated September 11, 2006 by Digital Music Group, Inc.

The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. DMGI agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule to the Merger Agreement.